EX-99.906CERT

                        Certifications Under Section 906
                        of the Sarbanes-Oxley Act of 2002

Barry R. James, Chief Executive Officer, and Thomas L. Mangan, Chief Financial Officer of the James Advantage Funds (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2008 (the "Form N-CSR") fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                      Chief Financial Officer
James Advantage Funds                        James Advantage Funds


/s/ Barry R. James                           /s/ Thomas L. Mangan
----------------------------------           -----------------------------------
Barry R. James                               Thomas L. Mangan
Date: August 27, 2008                        Date: August 27, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the James Advantage Funds and will be retained by the James Advantage Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.